EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Alain Ghiai, Chief Executive Officer and Chief Financial Officer of GlobalPayNet Holdings, Inc., of GlobalPayNet Holdings, Inc., a Nevada corporation (the “Company”), certify  that:

The Quarterly Report on Form  10-Q/A for the quarter ended September 30, 2009 (the “Form  10-Q/A of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form  10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 19, 2010
	By:	/s/ ALAIN GHIAI
Alain Ghiai Chief Executive Officer and Chief Financial Officer